                                                                    EXHIBIT 99.3

                        HALLMARK FINANCIAL SERVICES, INC.

                        __________ Shares of Common Stock
           Offered Pursuant to Rights Distributed to Security Holders

                                                             _____________, 2003

Dear Security Holders:

            This notice is being  distributed  by Hallmark  Financial  Services,
Inc. (the "Company") to all holders of record of shares of its common stock, par value  $0.03  per share  (the  "Common  Stock"),  at the  close of  business  on
__________,  2003 (the "Record  Date"),  in connection  with a distribution in a rights offering (the "Rights Offering") of non-transferable  subscription rights
(the  "Rights") to subscribe for and purchase  shares of its Common  Stock.  The
Rights  are  described  in the  Company's  Prospectus  dated  ______,  2003 (the
"Prospectus").

            In the Rights  Offering,  the Company is offering  an  aggregate  of
_______ shares of Common Stock (the  "Underlying  Shares"),  as described in the
Prospectus.

            The Rights will expire,  if not  exercised,  at 5:00 p.m.,  New York
City time,  on ______,  2003,  unless  extended  in the sole  discretion  of the
Company (as it may be extended, the "Expiration Date").

            As described in the Prospectus,  you will receive one Right for each share of Common  Stock  owned of record at the close of  business  on the Record
Date.

            Each Right  allows you to  subscribe  for  _______  shares of Common
Stock (the "Basic  Subscription  Privilege")  at the cash price of $_______  per share (the "Subscription Price").

            In  addition,  each  holder  of Rights  who  exercises  their  Basic
Subscription   Privilege   in  full  will  be   eligible   to   subscribe   (the
"Over-Subscription  Privilege") at the  Subscription  Price for shares of Common
Stock that are not  otherwise  purchased  pursuant to the  exercise of Rights by other  holders of Rights  under the Basic  Subscription  Privilege  (the "Excess
Shares"),  subject to availability and pro-ration as described below.  Shares of
Common Stock will be available  for purchase  pursuant to the  Over-Subscription
Privilege only to the extent that any  Underlying  Shares are not subscribed for pursuant to the Basic  Subscription  Privilege.  If there are not enough  Excess
Shares to satisfy all subscriptions made under the Over-Subscription  Privilege, the Company will allocate the remaining  Excess Shares pro-rata  (subject to the elimination of fractional shares) among those Rights holders who exercised their
Over-Subscription  Privileges,  in proportion to the number of Underlying Shares each beneficial holder exercising the Over-Subscription  Privilege has purchased pursuant to the Basic Subscription  Privilege;  provided,  however, that if such pro-rata  allocation  results in any Rights  holder  being  allocated  a greater number of Excess Shares than such holder subscribed for pursuant to the exercise of such holder's Over-Subscription Privilege, then such holder will be allocated only  such  number  of  Excess  Shares  as such  holder  subscribed  for and the

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remaining Excess Shares will be allocated among all other holders exercising the
Over-Subscription  Privilege on the same pro-rata  basis  outlined  above.  Such pro-ration  will be repeated  until all Excess Shares have been allocated to the
full   extent   of   the   Over-Subscription    Privilege.   See   "The   Rights
Offering--Subscription Rights--Over-Subscription Privilege" in the Prospectus.

            The Rights are  evidenced by  non-transferable  Rights  certificates
(the  "Rights  Certificates")  and will  cease to have any value at the close of business on the Expiration Date.

            Enclosed are copies of the following documents:

1.          Prospectus;

2.          Rights Certificate;

3.          Instructions as to Use of Rights Certificates;

4.          Notice of Guaranteed Delivery for Rights Certificates;

5.          Substitute  Form W-9  (including  Guidelines  for  Certification  of
            Taxpayer Identification Number on Substitute Form W-9); and

6.          A return envelope  addressed to  ________________,  the Subscription
            Agent.

            Your prompt  action is  requested.  To exercise  Rights,  you should properly  complete and sign the Rights  Certificate (or the Notice of Guaranteed
Delivery if you are following the Guaranteed  Delivery  Procedures)  and forward it,  with  payment  of the  Subscription  Price in full for each share of Common
Stock  subscribed  for  pursuant  to the Basic  Subscription  Privilege  and the
Over-Subscription  Privilege,  to the  Subscription  Agent,  as indicated in the
Prospectus. The Subscription Agent must receive the Rights Certificate or Notice of Guaranteed Delivery with payment of the Subscription  Price,  including final clearance  of any  checks,  prior to 5:00  p.m.,  New  York  City  time,  on the
Expiration Date.  FAILURE TO RETURN THE PROPERLY  COMPLETED  RIGHTS  CERTIFICATE
WITH THE CORRECT  PAYMENT  WILL  RESULT IN YOUR NOT BEING ABLE TO EXERCISE  YOUR
RIGHTS.  A Rights holder  cannot  revoke the exercise of its Rights.  Rights not exercised prior to the Expiration Date will expire.

            Additional  copies  of the  enclosed  materials  and  assistance  or information  may be obtained from  _____________,  the  Information  Agent.  The
Information  Agent's  telephone  number for  stockholders  is ( )  ________  and telephone number for banks and brokerage firms is ( ) ________.

                                    Very truly yours,

                                    HALLMARK FINANCIAL SERVICES, INC.

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